Exhibit A-1

                           FIRSTENERGY SOLUTIONS CORP.
                                  Balance Sheet
                                  June 30, 2002
                         ------------------------------
                                   (Unaudited)


ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                   $  20,277
   Receivables:
     Customers                                                   172,840
     Associated companies                                        139,673
     Other                                                        10,958
   Notes receivable from associated companies                       -
   Material and supplies                                          12,719
   Prepayments and other                                          26,971
                                                                --------
                                                                 383,438
                                                                --------

PROPERTY, PLANT AND EQUIPMENT:
   In service                                                      9,849
   Less: Accumulated provision for depreciation                    3,383
                                                                --------
                                                                   6,466
   Construction work in progress                                     330
                                                                --------
                                                                   6,796
                                                                --------

INVESTMENTS:
   Pension investments                                               709
   Other                                                          27,176
                                                                --------
                                                                  27,885
                                                                --------

DEFERRED CHARGES:
   Goodwill                                                       23,974
   Other                                                          19,792
                                                                --------
                                                                  43,766
                                                                --------

      TOTAL ASSETS                                             $ 461,885
                                                                ========


LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Notes payable to associated companies                       $ 177,814
   Accounts payable
     Other                                                       123,814
     Associated companies                                        253,341
   Accrued taxes                                                   1,338
   Accrued interest                                                 -
   Other                                                          34,128
                                                                --------
                                                                 590,435
                                                                --------

CAPITALIZATION:
   Common stockholders' equity                                  (130,045)
   Long-term debt                                                   -
                                                                --------
                                                                (130,045)
                                                                --------

DEFERRED CREDITS:
   Accumulated deferred income taxes                             (23,835)
   Accumulated deferred investment tax credits                      -
   Other postretirement benefits                                   4,465
   Other                                                          20,865
                                                                --------
                                                                   1,495
                                                                --------

      TOTAL LIABILITIES & CAPITALIZATION                       $ 461,885
                                                                ========

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                                                                   Exhibit A-1

                         FIRSTENERGY SOLUTIONS CORP.
                             Statement of Income
                         ---------------------------
                                   (Unaudited)

                                           Three Months      Six Months
                                              Ended             Ended
                                           June 30,2002     June 30, 2002
                                           ------------     -------------


REVENUES                                     $ 907,695        $ 1,645,535

EXPENSES:

   Fuel, purchased power and gas               789,348          1,590,611
   Other operating expenses                     40,974            110,283
   Provision for depreciation
      and amortization                             503              1,010
   General taxes                                   636              2,087
                                              --------         ----------
      Total expenses                           831,461          1,703,991
                                              --------         ----------

EQUITY IN SUBSIDIARY EARNINGS                    7,938             19,339
                                              --------         ----------

INCOME/(LOSS) BEFORE INTEREST
  & INCOME TAXES                               (15,828)           (39,117)

NET INTEREST CHARGES:

   Interest expenses                             1,426              3,679
   Capitalized interest                            (17)               (32)
                                              --------          ---------
      Net interest charges                       1,409              3,647
                                              --------          ---------

INCOME TAXES                                   (10,048)           (25,152)
                                              --------          ---------

NET INCOME/(LOSS)                            $  (7,189)       $   (17,612)
                                              ========          =========